UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2022

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Co-Promotion Agreement

On October 4, 2022, the Company and Genzyme Corporation, a fully-owned subsidiary of Sanofi (“Sanofi”) entered into a Co-Promotion Agreement (the “Sanofi Co-Promotion Agreement”). Pursuant to the Sanofi Co-Promotion Agreement, the Company appointed Sanofi to co-promote and conduct certain commercialization activities with respect to teplizumab in the United States on a co-exclusive basis for the treatment of the indication for which teplizumab receives approval in the United States during the term of the Sanofi Co-Promotion Agreement. Under the Sanofi Co-Promotion Agreement, Sanofi commits to making field resources representing more than 100 FTEs available for such co-promotion and commercialization activities if teplizumab is approved in the United States by a certain date.

Pursuant to the Sanofi Co-Promotion Agreement, the Company commits to reimburse the field force-related expenses and certain other allowable expenses that Sanofi will incur in connection with commercializing teplizumab under the agreement, up to an aggregate cap of $33 million, which includes a pre-determined margin on field force-related expenses.

Pursuant to the Sanofi Co-Promotion Agreement, the Company also granted Sanofi an exclusive, one-time right of first negotiation to obtain exclusive rights to research, develop and commercialize teplizumab with respect to the treatment or delay of Type 1 diabetes, or any of its root causes throughout the world, and to manufacture teplizumab in support of such research, development and commercialization (the “ROFN”) in exchange for a one-time upfront payment of $20 million, and subject to certain retained rights of the Company to engage in discussions with third parties with respect to certain transactions (“Third Party Transactions”). Sanofi may exercise the ROFN beginning on October 4, 2022 until June 30, 2023 (the “Initial ROFN Period”), and the Initial ROFN Period may be extended (a) at Sanofi’s election, upon payment of a one-time extension fee, to the later of (i) September 30, 2023, and (ii) 60 days after the Company delivers to Sanofi the top-line data for an identified clinical trial sponsored by the Company (the “Data Delivery Date”); or (b) automatically, without an extension fee, to 60 days after the Data Delivery Date if the Company does not receive regulatory approval for teplizumab before November 30, 2022. Within six months following the later of the expiration of (x) the Initial ROFN Period, and (y) any extension to the Initial ROFN Period pursuant to the terms of the Sanofi Co-Promotion Agreement, the Company may not enter into a Third Party Transaction on terms that are materially less favorable in the aggregate to the Company than the most recent terms Sanofi offered, if any, without first permitting Sanofi to execute an agreement with the Company on either such terms previously offered by Sanofi or the terms offered by such third party.

The activities of the Company and Sanofi under the Sanofi Co-Promotion Agreement in the United States will be overseen by a joint steering committee composed of representatives from the Company and Sanofi. Under the Sanofi Co-Promotion Agreement, subject to any execution of a definitive agreement following an exercise of the ROFN (as defined below), the Company will retain the right to develop, manufacture, supply and distribute, as well as determine the commercialization strategy for, teplizumab and will remain responsible for the costs of holding and maintaining regulatory approval of, reporting adverse events relating to, developing, manufacturing, supplying and distributing teplizumab.

The term of the Sanofi Co-Promotion Agreement expires on December 31, 2023. Subject to specified notice periods and limitations, (a) Sanofi may terminate the Sanofi Co-Promotion Agreement early if regulatory approval for teplizumab either is not obtained in the U.S. by December 31, 2022 or is obtained but later withdrawn or the Company undergoes a change of control with a major biopharmaceutical company with a certain level of financial resources and (b) either the Company or Sanofi may terminate the Sanofi Co-Promotion Agreement early if (i) the other party commits an uncured material breach, (ii) the other party undergoes a bankruptcy event, (iii) there is a material safety event associated with teplizumab, or (iv) there is a prolonged delay in performance due to a force majeure event.

Securities Purchase Agreement

Simultaneously with their entry into the Sanofi Co-Promotion Agreement, the Company and Sanofi also entered into a Securities Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, if the Biologics License Application submitted to the United States Food and Drug Administration (the “FDA”) for the delay of clinical type 1 diabetes in at-risk individuals is approved by the FDA, Sanofi has agreed to purchase $35 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The purchase price per share will equal 140% of the daily volume-weighted average per share price of the Common Stock for the five consecutive trading days prior to the closing date. The closing date and five consecutive trading day period for determining the purchase price per share shall be at the Company’s election, but the closing must occur no later than February 16, 2023.

Pursuant to the Purchase Agreement, prior to June 30, 2023 (the “Lock-Up Period”) Sanofi will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any shares of Common Stock, or otherwise dispose of or transfer any Shares (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, provided, that the foregoing shall not prohibit (a) Sanofi from transferring any Lock-Up Securities to any of its affiliates or to the Company, (b) the disposition of any Lock-Up Securities pursuant to (x) any merger, consolidation or similar transaction to which the Company is a constituent corporation or (y) a bona fide tender offer or exchange offer made to all holders of Common Stock by a person other than the Sanofi or any of Sanofi’s affiliates, or (c) Sanofi from transferring shares of Common Stock to reduce its ownership below 19.9% if the Common Stock owned by Sanofi represents greater than 19.9% ownership of the then-outstanding shares of Common Stock solely as a result of an action taken by the Company.

The Purchase Agreement also provides Sanofi with demand registration rights in respect of the shares of Common Stock issued pursuant to the Purchase Agreement, subject to certain conditions. In addition, in the event that the Company registers additional shares of common stock for sale to the public, the Company will be required to give notice of such registration to Sanofi, and, subject to certain limitations, include Sanofi’s shares of Common Stock in such registration. The registration rights granted under the Purchase Agreement will commence on June 30, 2023 and expire on June 30, 2025.

The foregoing is a summary description of certain terms of the Sanofi Co-Promotion Agreement and the Purchase Agreement are not complete and are qualified in its entirety by reference to the text of the Sanofi Co-Promotion Agreement and the Purchase Agreement, which the Company expects to file as exhibits to the Company’s Annual Report on Form 10-K for the fiscal ending December 31, 2022.

Item 7.01 Regulation FD Disclosure.

On October 6, 2022, the Company issued a press release announcing the entry into the Sanofi Co-Promotion Agreement and the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. on October 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

Dated: October 6, 2022	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer